Exhibit 6(b)


                           Securities Pricing Service
                       717 Seventeenth Street, Suite 2500
                             Denver, Colorado 80202
                                Attn: Mark Nerud


February 14, 1996


Voyageur Fund Managers, Inc.,
90 S. Seventh Street, Suite 4400
Minneapolis, MN  55402-4115


     Re:  Voyageur   Tax-Exempt  Trust,  Series  6  (A  Unit  Investment  Trust)
          REGISTERED UNDER THE SECURITIES ACT OF 1933, FILE NO. 333-00571

Dear Sir/Madam:

We have examined the Registration Statement for the above captioned fund, copy of which is attached hereto.

We, the Securities Pricing Service, a division of George K. Baum & Company, hereby consent to the reference in the Prospectus and Registration Statement as the Evaluator for the above captioned fund.

You are authorized to file copies of this letter with the Securities and Exchange Commission.

                                        Sincerely,


                                        /s/T.J. Shah
                                        -------------------
                                        T.J. Shah
                                        Vice President, SPS